UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Avici Systems Inc.

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AVICI SYSTEMS INC.

101 Billerica Avenue

North Billerica, MA 01862

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

To the Stockholders of Avici Systems Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Avici Systems Inc. (the “Company”) will be held at the offices of Choate, Hall & Stewart LLP, 53 State Street, Exchange Place, Boston, Massachusetts 02109, on Wednesday, May 25, 2005 at 9 a.m., local time, to consider and act upon each of the following matters:

1.	To elect one member to the Board of Directors to serve for a three-year term as a Class II Director or until his successor is duly elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2005.

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record as of the close of business on March 30, 2005, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 101 Billerica Avenue, North Billerica, Massachusetts, 01862 for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors

Peter C. Anastos

Secretary

North Billerica, Massachusetts

April 22, 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

AVICI SYSTEMS INC.

101 Billerica Avenue

North Billerica, MA 01862

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 25, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avici Systems Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held at the offices of Choate, Hall & Stewart LLP, 53 State Street, Exchange Place, Boston, Massachusetts 02109 on Wednesday, May 25, 2005, at 9 a.m., local time, or at any adjournments thereof (the “Annual Meeting”). Stockholders may vote in person or by proxy. All proxies will be voted in accordance with the stockholders’ instructions, provided, however, that if any returned proxy card (or any signed and dated copy thereof) does not specify a choice, it will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. The persons named as attorneys-in-fact in the proxies were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at any time before it is exercised; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on March 30, 2005, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of that date, there were an aggregate of 12,946,388 shares of common stock, par value $.0001 per share (“Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

The purpose of the Annual Meeting is to elect one member to the Board of Directors of the Company to serve a three-year term as a Class II Director and to ratify the Company’s selection of independent auditors. The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

The Company’s Annual Report containing consolidated financial statements for the fiscal year ended December 31, 2004 is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will be first mailed to stockholders on or about April 22, 2005.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

ELECTION OF DIRECTORS

Pursuant to the Company’s Fourth Restated Certificate of Incorporation and Amended and Restated By-Laws, the Board of Directors of the Company is currently fixed at five and is divided into three classes. There are two directors currently serving in Class I, one director currently serving in Class II, and two directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each annual meeting. The present term of office for the current Class II Director will expire at this Annual Meeting of Stockholders. The current Class III Directors’ terms will expire at the annual meeting of stockholders to be held in 2006. The current Class I Directors’ terms will expire at the annual meeting of stockholders to be held in 2007. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Currently, William Ingram and Robert P. Schechter are the Class I Directors; Richard T. Liebhaber is the Class II Director; and Surya R. Panditi and William Leighton are the Class III Directors. Mr. Panditi has announced to the Company that he will resign from the Board of Directors of the Company immediately prior to the Annual Meeting.

Only nominees for Class II Directors are being presented for election at this Annual Meeting. The nominee for Class II Director, as recommended by the Nominating and Governance Committee of the Company’s Board of Directors and pursuant to the policies established by such committee, is Richard T. Liebhaber, who is currently serving as a Class II Director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for his re-election. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number. The proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

A plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter is required for election to the board as a Class II Director of the nominee above.

The Board of Directors recommends a vote “FOR” the election of the nominee as a Class II Director.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the Class I Directors, Class II Directors, Class III Directors and the executive officers of the Company as of March 30, 2005:

Name	Age	Position
William Leighton, Ph.D.	53	Chief Executive Officer and Class III Director

Paul F. Brauneis	60	Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer

Christopher W. Gunner, Ph.D.	50	Senior Vice President of Research and Development

Chris Koeneman	42	Senior Vice President, Sales and Service

Surya R. Panditi (3)(4)	45	Class III Director and Chairman of the Board of Directors

William Ingram (1)(2)	48	Class I Director

Richard T. Liebhaber (1)(2)	68	Class II Director

Robert P. Schechter (2)(3)	56	Class I Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of the Nominating and Governance Committee.

(4)	Mr. Panditi has announced to the Company that he will resign from the Board of Directors of the Company immediately prior to the Annual Meeting.

William Leighton, Ph.D. has served as our Chief Executive Officer since November 2004 and as a director since May 2004. Before joining the Company, Dr. Leighton spent 27 years employed by AT&T. From May 2003 to March 2004 Dr. Leighton served as Vice President of Research at AT&T Labs. Prior to that, Dr. Leighton was the Vice President of Technology and Services Strategy at AT&T Labs.

Paul F. Brauneis has served as our Chief Financial Officer and Treasurer since January 2000 and as our Senior Vice President of Finance and Administration since May 2001. Mr. Brauneis served as our Vice President of Finance and Administration and Secretary from January 2000 to May 2001. Prior to that, Mr. Brauneis served as Vice President and Corporate Controller at Wang Global, an information technology services company, from August 1997 through December 1999. From September 1995 to July 1997, Mr. Brauneis served as Vice President and Corporate Controller of BBN Corporation, a provider of Internet and Internetworking solutions. During 1993 and 1994, Mr. Brauneis served as Vice President, Chief Financial Officer and Treasurer of SoftKey International, Inc., formerly known as Spinnaker Software Corporation, a provider of personal productivity software.

Christopher W. Gunner, Ph.D. has served as our Senior Vice President of Research and Development since July 2001, as our Vice President of Engineering from February 2000 to July 2001, as our Director of Architecture from June 1999 to February 2000, as our Director of Software and Architecture from April 1998 to June 1999, and as our Chief Protocol Engineer from May 1997 to April 1998. Prior to joining Avici, Dr. Gunner was employed by Digital Equipment Corporation as a Consulting Engineer from June 1995 to April 1997.

Chris Koeneman has served as our Senior Vice President, Sales and Service, since April 2003. Prior to joining Avici, Mr. Koeneman was Vice President of Worldwide Sales at Celox Networks, a provider of edge IP routing equipment, from November 2000 to January 2003. From 1996 to 2000, Mr. Koeneman held various positions at Cisco Systems, a provider of Internet networking products, including Director of Service Provider Sales – EMEA and Regional Sales Manager.

Surya R. Panditi has served as the Chairman of our Board of Directors since July 1, 2001, and as a Director since June 1997. Mr. Panditi was employed by us from June 1997 to December 2001, serving as our Chief Executive Officer from June 1997 to June 30, 2001, as our President from June 1997 to January 1, 2001, and as the Co-Chairman of our Board of Directors from January 1, 2001 to June 30, 2001. From December 2002 to April 2005, Mr. Panditi served as Chief Executive Officer and as a director of Polaris Networks, Inc., a developer of optical transport switching systems. From January 2002 to December 2002, Mr. Panditi served as the Chief Executive Officer and a director of Convergent Networks, Inc., a provider of broadband telephony equipment. From August 1996 to June 1997, Mr. Panditi was Vice President and General Manager of the LAN Infrastructure Business Unit of U.S. Robotics, a provider of Internet access devices. Mr. Panditi was employed by Telco Systems Inc., a provider of transport and access solutions for networks, from April 1994 to June 1996, most recently as Vice President and General Manager of the Magnalink Communications Division.

William Ingram has served as a Director since November 2003. Mr. Ingram is currently serving as the President and Chief Executive Officer of Nuera Communications, a provider of Voice-over-Internet Protocol infrastructure solutions. Prior to joining Nuera in 1996, Mr. Ingram was the Chief Operating Officer of PCSI-Clarity Products Division, a provider of wireless data communications products, President of Ivie Industries, a computer security and hardware manufacturer, and President of KevTon, an electronics manufacturing company.

Richard T. Liebhaber has served as a Director since June 1997. Mr. Liebhaber was a Consulting Managing Director at Veronis, Suhler & Associates, Inc., a provider of financial advisory services to the communications industry, from June 1995 to August 2001. Prior to that, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation, a telecommunications provider, from December 1985 to May 1995. Mr. Liebhaber also serves on the board of directors of ILOG S.A., a software company, and JDS Uniphase Corporation, a provider of optical communications products.

Robert P. Schechter has served as a Director since June 2003. Mr. Schechter is currently Chairman, President and Chief Executive Officer of NMS Communications, Inc., a provider of telecommunications equipment. Prior to joining NMS in 1995, Mr. Schechter spent eight years at Lotus Development Corporation as Senior Vice President of Finance and Operations and Chief Financial Officer, and most recently as Senior Vice President of the International Business Group. Prior to Lotus Development Corporation, Mr. Schechter was a partner with Coopers & Lybrand in Boston. Mr. Schechter also serves on the boards of directors of Moldflow Corporation, a developer of plastics molding products, and MapInfo Corporation, a software and consulting company.

Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met six times during the fiscal year ended December 31, 2004. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which they served during fiscal 2004. The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. Each committee has a charter that has been approved by the Board of Directors. A current copy of each committee charter is available at www.avici.com at the Corporate Governance section of the Company’s website. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors, of which Messrs. Ingram, Liebhaber and Schechter are currently members, oversees the accounting and financial reporting processes and controls of the Company and the audits of the financial statements of the Company. More specifically, the Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing (i) the financial reports provided by the Company to the Securities and Exchange Commission (the “SEC”), the Company’s stockholders or the general public and (ii) the Company’s internal financial and accounting controls. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Company, (ii) recommends, establishes and monitors procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (iii) establishes and distributes procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (v) distributes the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties. Messrs. Liebhaber and Schechter were members of the Audit Committee for all of fiscal 2004 and Mr. Ingram was appointed to the Audit committee on April 14, 2004. The Board of Directors has determined that each current member of the Audit Committee is independent within the meaning of the Company’s and the National Association of Securities Dealers, Inc. (“NASD”) Marketplace Rules director independence standards and the SEC’s heightened director independence standards for audit committee members (the NASD and the SEC, each a “Regulatory Body”). In addition, each member of the Audit Committee is able to read and understand financial statements of a complexity at least comparable to the Company’s financial statements, and the Board of Directors has determined that Mr. Schechter qualifies as an “audit committee financial expert” under the rules of the SEC. Mr. Schechter is also financially sophisticated as required by the NASD Marketplace Rules. The Audit Committee met seven times during the fiscal year ended December 31, 2004. Mr. Liebhaber serves as chairperson of the Audit Committee.

Compensation Committee

The Compensation Committee, of which Messrs. Ingram and Liebhaber are currently members, is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers and employees of the Company, administering the Company’s incentive compensation and stock plans and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with the applicable SEC rules and regulations. The Compensation Committee met six times during the fiscal year ended December 31, 2004.

Mr. Ingram serves as chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s director independence standards and those established by the Regulatory Bodies.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors, of which Messrs. Panditi and Schechter are currently members, is responsible for assisting the Board of Directors in fulfilling its responsibilities by (i) identifying individuals qualified to become members of the Board of Directors, (ii) adopting a corporate code of business conduct and other corporate governance policies, and (iii) monitoring compliance with and periodically reviewing the code of business conduct and such other corporate governance policies as it may adopt from time to time. The Nominating and Governance Committee met one time during the fiscal year ended December 31, 2004. The Nominating and Governance Committee may, in its discretion, consider nominees recommended by stockholders. Mr. Schechter serves as Chairperson of the Nominating and Governance Committee. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent within the meaning of the Company’s director independence standards and those of the Regulatory Bodies.

CORPORATE GOVERNANCE AND RELATED MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Ingram, Liebhaber, Panditi, and Schechter is independent within the meaning of the Company’s director independence standards and the director independence standards of the Regulatory Bodies, as currently in effect. Furthermore, the Board of Directors has determined that the composition of each of the committees of the Board of Directors complies with the requirements of the NASD Marketplace Rules, the Regulatory Bodies and other applicable laws or regulations, as currently in effect.

Corporate Governance Principles

The Company is committed to having sound corporate governance principles and has adopted both corporate governance guidelines (which outline many of the governance policies described below) and a “code of ethics” (the “Code of Business Conduct”) as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A current copy of the corporate governance guidelines and the Code of Business Conduct is available at www.avici.com at the Corporate Governance section of the Company’s website. A copy of the corporate governance guidelines and the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862, Attention: Investor Relations. The Company intends to disclose amendments to or waivers from a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Corporate Governance section of its website, which will be available at www.avici.com, or by such other method proscribed by applicable law or regulation.

Executive Sessions of Independent Directors

The Board of Directors has a policy stating that executive sessions of the independent directors will be held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. Mr. Panditi is responsible for chairing the executive sessions.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board of Directors has a policy stating that one of the regularly scheduled meetings of the Board of Directors shall be scheduled on the same day as the Company’s Annual Meeting of Stockholders and all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. One member of the Board of Directors attended the Annual Meeting of Stockholders held in 2004.

Policies Governing Director Nominations

Director Qualifications

As noted above and set forth in the Company’s corporate governance policies, the Nominating and Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the Company’s business and the current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Governance Committee believes must be met by all directors: directors must be an individual of the highest ethical character and integrity and share the values of the Company as reflected in the Company’s Code of Business Conduct; directors must have reputations, both personal and professional, consistent with the image and reputation of the Company; directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director; directors must have the ability to exercise sound business judgment; directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be; directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to the Company’s management based on that experience and expertise; and directors must have a commitment to enhancing stockholder value.

The Nominating and Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as: an understanding of and experience in Internet Protocol networks and related infrastructure equipment and technology, accounting, corporate governance, finance and/or marketing; and leadership experience with public companies or other major complex organizations.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating its own members for election at each annual meeting of stockholders. The Board of Directors delegates the selection and nomination process to the Nominating and Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Governance Committee. The Nominating and Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Governance Committee deems to be helpful in the evaluation process. The Nominating and Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. There is no difference in the criteria by which the Nominating and Governance Committee evaluates Director nominees, whether nominated by the Board of Directors or by a stockholder. Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for the Board of

Director’s approval as Director nominees for election to the Board of Directors. The Nominating and Governance Committee also recommends candidates for the Board of Director’s appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Governance Committee for director nominee candidates, must deliver to the Nominating and Governance Committee any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. Such recommendation for nomination must be in writing and include the following: name and address of the stockholder making the recommendation, as it appears on the Company’s books and records, and of such record holder’s beneficial owners; number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owners; name of the individual recommended for consideration as a director nominee; all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected; and a written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to: Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862 or by facsimile to: (978) 964-2250, Attn: Secretary of Avici Systems Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Governance Committee. As a requirement to being considered as a director for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements: a candidate must undergo a comprehensive private investigation background check from a qualified company of the Company’s choosing; and a candidate must complete a detailed questionnaire regarding their experience, background and independence. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated in accordance with the minimum criteria set forth above and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for stockholder communication as follows: for communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Chairperson of the Board of Directors via one of the two methods listed below: (1) By U.S. mail (including courier or expedited delivery service) to: Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862, Attn: Chairperson of the Board of Directors, c/o Secretary, or (2) by facsimile to: (978) 964-2250, Attn: Chairperson of the Board of Directors, c/o Secretary. For stockholder communications directed to an individual Director in his or her capacity as a member of the

Board of Directors, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below: (1) by U.S. mail (including courier or expedited delivery service) to: Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862, Attn: [Name of Individual Director], c/o Secretary, or (2) by facsimile to (978) 964-2250, Attn: [Name of Individual Director], c/o Secretary.

The Secretary will forward any such stockholder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, and/or to the individual director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by Certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

For more information regarding the Company’s corporate governance policies, you are invited to access the Corporate Governance section of our website at www.avici.com. By providing these documents, however, we do not intend to incorporate the contents of the website into this Proxy Statement.

Compensation Committee Report on Executive Compensation

The Compensation Committee is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the SEC. The Compensation Committee is responsible for reviewing and administering the Company’s stock plans and establishing and monitoring policies governing the compensation of executive officers. The Compensation Committee considers the performance of the executive officers and the Company in order to make recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee periodically reviews its approach to executive compensation and makes changes as competitive conditions and other circumstances warrant.

Compensation Philosophy. Since the Company’s inception in November 1996, the Company has sought to attract, retain and reward executive officers primarily through long-term equity incentives in the form of restricted stock and stock options. As such, the salary component of the executive officers compensation generally reflects base salary at a lower level and the stock component at a higher level than that of a more established company in the same industry. The Compensation Committee’s approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting certain critical objectives. A component of the executive officers’ cash compensation consists of performance or incentive bonuses, and is contingent on meeting those objectives. In addition, the Compensation Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through equity incentives such that grants of restricted stock and stock options should relate the performance of the executive to the market’s perception of the longer-term performance of the Company.

The Company provides its executive officers with a compensation package consisting of base salary, performance incentive pay, and participation in benefit plans generally available to other employees. The Compensation Committee considers market information from published survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company’s industry. When determining executive compensation, the Compensation Committee also reviews the Company’s financial performance on an annual basis, certain milestones achieved by the Company, and individual executive officer responsibilities and accomplishments.

Based on the review of the market data, the Compensation Committee sets total executive compensation within the range of compensation of executive officers with comparable qualifications, experience and responsibilities. The Compensation Committee intends to continue to monitor and adjust compensation in order to compete for and retain executives who operate the Company effectively and to align the interests of its executive officers with the long-term interests of stockholders. In reviewing compensation, the Compensation Committee recognizes that in order for the Company to improve its products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a dynamic, complex environment is vital. In that regard, the Company must offer compensation that is competitive in the industry; motivates executive officers to achieve the Company’s strategic business objectives; and aligns the interests of executive officers with the long-term interests of stockholders.

Base Salary. Effective January 1, 2002, base salaries for all officers and employees, including the named executive officers, were reduced. For named executive officers, base salaries were reduced by 15%, excluding Dr. Leighton and Mr. Koeneman, who were hired after that date. During fiscal 2004, Messrs. Leighton, Kaufman, Brauneis, Gunner and Koeneman received base salaries of $37,500, $309,650, $178,586, $175,485 and $177,558 respectively. Mr. Steven B. Kaufman was the Company’s Chief Executive officer since July 1, 2001 and President since January 1, 2001, in each case until November 2004. Mr. Koeneman also received a sales commission of $33,576. The Compensation Committee has set Mr. Leighton’s current annual base salary at $300,000. In January 2005, the Compensation Committee determined that base salary rates would be restored for officers and employees to the levels associated with their positions prior to the January 2002 reduction. At the same time, the Compensation Committee terminated the Variable Pay Plan, discussed below, for fiscal year 2005.

Performance Incentives. As discussed above, the Compensation Committee annually reviews and adjusts the components of executive compensation, including base salary and participation in the Company’s performance incentive plans.

The Company maintains an Executive Incentive Plan (“EIP”) for executive officers and all manager level employees. During fiscal 2004, the Company’s EIP was based upon both the achievement of specified Company financial performance milestones and the achieved level of certain individual performance objectives, each determined on a semi-annual basis. Under the EIP, no incentive awards are made in the event that the financial milestones have not been met even if individual performance objectives have been met. During fiscal 2004, no incentive awards were made under the EIP.

The Variable Pay Plan (“VPP”) was in effect during fiscal 2004 but was terminated for fiscal year 2005. Under the terms of the VPP, the named executive officers were eligible to receive incentive compensation based solely upon the achievement of certain Company financial milestones periodically determined by the Compensation Committee (the “Financial Milestones”). The Financial Milestones, along with the amount of potential bonus payouts, are determined for each six-month period of each fiscal year while the VPP was in effect. The incentive compensation was calculated based on a fixed percentage of base salary, which was set annually (the “Annual Base Percentage”). The Compensation Committee set Annual Base Percentages for each of the named executive officers at 17.7% of then current base salary for 2004. Under the terms of the VPP, each named executive officer was eligible to receive a cash bonus on a scale from 0% to 225% of the Annual Base Percentage depending solely upon the level of achievement of the Financial Milestones. VPP payments were scheduled to be made semi-annually. For each six-month period, one half of the Annual Base Percentage is multiplied by a percentage determined by the Compensation Committee in light of the level of achievement of the specified Financial Milestones. During fiscal 2004, there were no payouts under the VPP.

The Compensation Committee intends to approve an Executive Incentive Plan each year.

Long-Term Equity Incentives. The Compensation Committee strongly believes in granting restricted stock or stock options to the Company’s executive officers to tie executive officer compensation directly to the long-term success of the Company and increases in stockholder value. Grants of restricted stock and stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous equity compensation. Stock options and restricted stock awards are granted under the Company’s 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”), in the annual grant program. Options generally vest over a four-year period and have an exercise price equal to the fair market value on the date of grant. Stock options therefore provide value to the executive officers only when the price of the Company’s Common Stock increases over the exercise price. During fiscal 2004, Messrs. Brauneis, Gunner and Koeneman received aggregate grants of performance based restricted stock awards of 20,000, 18,000, and 12,000, respectively.

Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan under which employees may purchase Common Stock at a discount. The Company also maintains insurance and other benefit plans for its employees.

Chief Executive Officer Compensation. Mr. Leighton has served as the Company’s Chief Executive Officer since November 2004. As described above for the Company’s other executive officers, Messrs. Leighton’s and Kaufman’s base salary for fiscal 2004 was established by the Company based upon the Company’s position as an emerging company. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer. The Compensation Committee may adjust Mr. Leighton’s salary in the future, based upon comparative salaries of chief executive officers in the Company’s industry, and other factors that may include the financial performance of the Company and Mr. Leighton’s success in meeting strategic goals.

Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

THE COMPENSATION COMMITTEE

William Ingram, Chairman

Richard T. Liebhaber

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Report of the Audit Committee

The Board of Directors has an Audit Committee which assists it in the oversight of the accounting and financial reporting process and internal controls of the Company and which oversees the appointment and activities of the Company’s independent auditors, including the annual audit of the Company’s consolidated financial statements. The Audit Committee regularly discusses with management and the outside auditors the financial information developed by the Company, the Company’s systems of internal controls and its audit process. The Audit Committee operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors. As part of its duties under its charter, the Audit Committee will appoint, evaluate and retain the Company’s independent auditors each fiscal year. It will also maintain direct responsibility for the compensation, termination and oversight of the auditors’ performance and evaluate the auditor’s qualifications, performance and independence. Under its charter, the Audit Committee will approve all services provided to the Company by the independent auditors and will review all non-audit-related services to ensure they are permitted under current laws and regulations. The Audit Committee has adopted a policy that it will pre-approve non audit-related services to be performed by the Company’s independent auditor.

The Audit Committee has reviewed the audited consolidated financial statements of the Company as of December 31, 2004 and for the year ended December 31, 2004, and has discussed them with both management and Ernst & Young LLP, the Company’s independent auditors. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect, including various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP that firm’s independence.

The Audit Committee also reviewed and discussed during 2004 the Company’s internal controls over financial reporting and the Company’s program to comply with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial accounting.

Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

THE AUDIT COMMITTEE

Richard T. Liebhaber, Chairman

William Ingram

Robert Schechter

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Relationship with Independent Auditors

Ernst & Young LLP has been the independent registered public accounting firm that audits the financial statements of the Company and its subsidiaries since July 1, 2002, and has been engaged as auditor for the fiscal year ending December 31, 2005. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

The Audit Committee is required to pre-approve the audit and non-audit services performed by Ernst & Young LLP in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved the provision of the services described below in accordance with such policy and determined that the provision of such services were compatible with the maintenance of Ernst Young LLP’s independence in the conduct of its audit.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company during the fiscal years ended December 31, 2004 and December 31, 2003.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for audit services were approximately $279,000 for 2004 and $157,000 for 2003, including fees associated with the audit of the Company’s annual consolidated financial statements and for the review of the condensed consolidated financial statements included in the Company’s Forms 10-Q, and in 2004 the audit of management’s assessment of internal controls over financial reporting as well as the effectiveness of the internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Fees for audit-related services were approximately $62,000 for 2004 and $8,000 for 2003, principally including in 2004 consultations regarding the implementation of the Company’s compliance plan under section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

Total fees for professional services rendered by Ernst & Young, LLP in connection with tax compliance and advisory services were approximately $44,000 for 2004 and $56,000 for 2003. Of these, fees for tax compliance services were approximately $41,000 for 2004 and $36,000 for 2003, and fees for tax advisory services were approximately $3,000 for 2004 and $20,000 for 2003.

All Other Fees

There were no fees billed by Ernst & Young LLP for services other than those described above for fiscal years 2004 and 2003.

In 2004 and 2003, no fees were paid to Ernst & Young LLP under a de minimus exception to the rules and regulations of the Regulatory Bodies applicable to the Company relating to the provision of audit services that waives the pre-approval requirement for certain audit-related, tax and other services provided by independent auditors.

Compensation Committee Interlocks and Insider Participation

Currently, Mr. Ingram and Mr. Liebhaber serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee establishes the salary and other compensation for the Company’s executive officers and administers the Company’s stock plans. Mr. Liebhaber and Mr. Ingram are not and have never been employed by Avici. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

Compensation of Directors

During the fiscal year ended December 31, 2004, directors who are not otherwise employed by the Company received annual cash compensation for their services as directors, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Such directors receive annual cash compensation in the amount of $15,000, paid quarterly, and $1,000 for each Board or Committee meeting attended in person or $500 for each Board or Committee meeting attended telephonically. During the fiscal year ended December 31, 2004, Messrs. Ingram, Liebhaber, Panditi, Schechter, and Leighton (prior to the assumption of his position as CEO in November 2004) received cash compensation of $26,500, $26,500, $21,500, $21,000, and $9,500, respectively. Additionally during the fiscal year ended December 31, 2004, Hank Zannini, who did not stand for reelection in May 2004, received cash compensation of $7,000, and James Swartz who resigned as director in May 2004 received cash compensation of $9,000.

Pursuant to our 2000 Non-Employee Director Stock Option Plan, as amended (the “Director Plan”), each non-employee director who becomes a member of the Board of Directors will be automatically granted on the date first elected to the Board of Directors an option to purchase 8,750 shares of Common Stock, which will vest in four equal installments over four years. In addition, provided that the director continues to serve as a member of the Board of Directors, each non-employee director will be automatically granted on the date of each annual meeting of stockholders following his or her initial option grant date an option to purchase 3,750 shares of Common Stock, 1,250 shares of which will vest immediately and 2,500 shares of which will vest in four equal installments over four years. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years from the date of grant. Unvested options terminate following the date that the director ceases to be a director for any reason other than death or permanent disability. Vested options may be exercised at any time during the option term, but expire 180 days following the date that the director ceases to be a director for any reason other than death or permanent disability. The term of the Director Plan is ten years, unless sooner terminated by vote of the Board of Directors.

Directors are also eligible for option grants and stock purchases and awards under the 2000 Plan. During fiscal year ended December 31, 2004, each non-employee director received an option to purchase 1,250 shares of Common Stock under the 2000 Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND DIRECTORS

The following table sets forth as of March 30, 2005 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s Common Stock (i) by each director of the Company and each nominee for director, (ii) by each named executive officer, (iii) by all directors and executive officers of the Company as a group and (iv) by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. Unless otherwise listed below, each five percent stockholder maintains a business address at: c/o Avici Systems Inc., 101 Billerica Avenue, North Billerica, Massachusetts, 01862.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership (1)	Percent of Class (2)
Executive Officers and Directors

William Leighton (3)	Common Stock	2,603	*

Steven B. Kaufman (4)	Common Stock	289,348	2.18%

Paul F. Brauneis (5)	Common Stock	130,540	*

Paul J. Crann (6)	Common Stock	0	*

Christopher W. Gunner (7)	Common Stock	146,387	1.12%

Chris Koeneman (8)	Common Stock	64,083	*

Surya R. Panditi (9)	Common Stock	261,578	2.01%

William Ingram (10)	Common Stock	4,478	*

Richard T. Liebhaber (11)	Common Stock	50,416	*

Robert P. Schechter (12)	Common Stock	4,478	*

All Current Executive Officers and Directors as a Group (8 persons) (13)	Common Stock	664,563	5.00%

Five Percent (5%) Stockholders

Dimensional Fund Advisors Inc. (14) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	Common Stock	852,363	6.82%

Coghill Capital Management LLC (15) One North Wacker Drive, Suite 4725 Chicago, IL 60606	Common Stock	1,175,684	9.41%

*	Less than one percent of the outstanding Common Stock.

(1)	The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 30, 2004 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 12,946,388 shares of Common Stock outstanding as of March 30, 2005.

(3)	Consists of 2,603 shares issuable upon exercise of options within 60 days of March 30, 2005.

(4)	Consists of 289,348 shares issuable upon exercise of options within 60 days of March 30, 2005. As of November 15, 2004, Mr. Kaufman was no longer an executive officer or employee of the Company.

(5)	Includes 15,000 shares of performance based restricted stock which are subject to forfeiture and restrictions in accordance with performance vesting milestones and 112,540 shares issuable upon exercise of options within 60 days of March 30, 2005.

(6)	As of October 29, 2004, Mr. Crann was no longer an executive officer or employee of the Company.

(7)	Includes 18,000 shares of performance based restricted stock which are subject to forfeiture and restrictions in accordance with performance vesting milestones and 100,249 shares issuable upon exercise of options within 60 days of March 30, 2005.

(8)	Includes 12,000 shares of performance based restricted stock which are subject to forfeiture and restrictions in accordance with performance vesting milestones and 52,083 shares issuable upon exercise of options within 60 days of March 30, 2005.

(9)	Includes 10,000 shares held by Mr. Panditi’s wife, 2,500 shares held in trust for Mr. Panditi’s daughter, 3,125 shares held by the Panditi Family GST Trust 2000, 9,375 shares held by the Surya Panditi GRAT 2002, and 55,541 shares issuable upon exercise of options within 60 days of March 30, 2005.

(10)	Consists of 4,478 shares issuable upon exercise of options within 60 days of March 30, 2005.

(11)	Consists of 25,000 shares held in a living trust for Mr. Liebhaber’s estate or his wife and 25,416 shares issuable upon exercise of options within 60 days of March 30, 2005.

(12)	Consists of 4,478 shares issuable upon exercise of options within 60 days of March 30, 2005.

(13)	All current directors, nominees and executive officers as a group hold options to purchase 357,388 shares of common stock which may be exercised within 60 days of March 30, 2005.

(14)	According to the Schedule 13G filed with the SEC dated February 9, 2005, Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(15)	According to the Amended Schedule 13G filed with the SEC dated February 8, 2005, Coghill Capital Management L.L.C. is an entity which serves as the investment manager of CCM Master Qualified Fund, Ltd. and has shared voting and investment power over the shares held by CCM Master Qualified Fund, Ltd. Clint D. Coghill, as the managing member of Coghill Capital Management, L.L.C. shares the investment and voting power over shares beneficially owned by Coghill Capital Management, L.L.C. Except for CCM Master Qualified Fund, Ltd., each of the reporting persons disclaims beneficial ownership except to the extent of their pecuniary interest therein.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth for the fiscal years ended December 31, 2004, 2003, and 2002, the annual and long-term compensation of (i) all individuals serving as the Company’s Chief Executive Officer during the fiscal year ending December 31, 2004 and (ii) the Company’s most highly compensated executive officers who received annual compensation in excess of $100,000 (collectively with the Chief Executive Officer, the “named executive officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)									Long-Term Compensation Awards			All Other Compensation($)
Name and Principal Position	Year	Salary($)			Bonus($)(2)		Other Annual Compensation($)			Restricted Stock Award(s)($)(3)	Securities Underlying Options/ SARs(4)
William J. Leighton, III(5) President, Chief Executive Officer and Director	2004		$37,500	(6)		$0		—		—	10,000		—

Steven B. Kaufman Former President, Chief Executive Officer and Director	2004 2003 2002	$ $ $	275,533 278,111 256,765		$ $ $	0 232,588 27,046		— — —		$323,100 — —	— 150,000 318,780	(8)	$41,197 — —	(7)

Paul F. Brauneis Chief Financial Officer, Senior Vice President of Finance and Administration, and Treasurer	2004 2003 2002	$ $ $	178,586 174,007 171,236		$ $ $	0 138,371 23,293		— — —		$235,500 — —	— 40,000 67,124	(9)	— — —

Paul J. Crann(10) Former Senior Vice President of Marketing	2004		$158,881			$0		—		$254,160	—		—

Christopher W. Gunner Senior Vice President of Research and Development	2004 2003 2002	$ $ $	175,485 170,867 171,236		$ $ $	0 110,778 19,351		— — —		$193,860 — —	— 30,000 74,624	(11)	— — —

Chris Koeneman Senior Vice President, Sales and Service	2004 2003	$ $	211,134 222,178	(12) (12)	$ $	0 39,375	$ $	221,396 62,030	(13) (13)	$129,240 —	— 100,000		— —

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. For 2002 and 2003, includes amounts received in connection with the Company’s VPP and EIP, as described in more detail on p. 11 of this Proxy Statement in the Compensation Committee Report on Executive Compensation.

(3)

The amounts shown in the table represent the number of shares of restricted stock awarded multiplied by the fair market value per share as quoted on the Nasdaq National Market on the date of grant. On January 12, 2004, Mr. Brauneis and Mr. Crann were granted 5,000 and 15,000 shares of restricted stock, respectively, vesting in four equal three-month installments from the grant date. On June 11, 2004, Mr. Kaufman, Mr. Brauneis, Mr. Crann, Dr. Gunner and Mr. Koeneman were granted 30,000, 15,000, 3,000, 18,000 and 12,000 shares of performance-based restricted stock, respectively, vesting on the attainment of performance-based conditions, change of control of the Company, or, if earlier, 5 years from the grant date. As of December 31, 2004, Mr. Kaufman held no unvested shares of restricted stock;

Mr. Brauneis held 16,250 unvested shares of restricted stock valued at $146,912 (based on a fair market value of $9.05 per share as quoted on the Nasdaq National Market); Mr. Crann held no unvested shares of restricted stock; Mr. Gunner held 18,000 unvested shares of restricted stock valued at $162,720 (based on such fair market value); and Mr. Koeneman held 12,000 unvested shares of restricted stock valued at $108,480 (based on such fair market value). As to these shares of restricted stock, each named executive officer is entitled to receive any dividends the Company may pay on its Common Stock.

(4)	Options listed below were awarded under the Company’s 1997 Stock Incentive Plan, the 2000 Nonemployee Director Stock Option Plan and/or the 2000 Plan.

(5)	Dr. Leighton has served as the Company’s Chief Executive Officer since November 2004.

(6)	Represents compensation that Dr. Leighton earned in 2004 based on a $25,000 per month consulting fee as set by the Board of Directors as acting Chief Executive Officer, payable monthly in arrears.

(7)	Represents severance payments. As of November 15, 2004, Mr. Kaufman was no longer an executive officer or employee of the Company.

(8)	Mr. Kaufman accepted the Company’s offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001, and (ii) options to purchase a lesser number of shares, which were granted on May 1, 2002, resulting in the cancellation of 100,000 of the 125,001 options previously granted in 2001 and all of the options previously granted in 2000. The Company granted to Mr. Kaufman 193,780 new options on May 1, 2002, at an exercise price equal to $7.68, pursuant to the option exchange program.

(9)	Mr. Brauneis accepted the Company’s offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001 and (ii) options to purchase a lesser number of shares which were granted on May 1, 2002, resulting in the cancellation of all of the options previously granted in 2001 and 25,000 of the 56,250 options previously granted in 2000. The Company granted to Mr. Brauneis 37,124 new options on May 1, 2002, at an exercise price equal to $7.68, pursuant to the option exchange program.

(10)	As of October 29, 2004, Mr. Crann was no longer an executive officer or employee of the Company.

(11)	Mr. Gunner accepted the Company’s offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001 and (ii) options to purchase a lesser number of shares which were granted on May 1, 2002, resulting in the cancellation of all of the options previously granted in 2001 and 25,000 of the 31,252 options previously granted in 2000. The Company granted to Mr. Gunner 37,124 new options on May 1, 2002, at an exercise price equal to $7.68, pursuant to the option exchange program.

(12)	Represents compensation Mr. Koeneman received in 2004, including in $177,558 in base salary and $33,576 in sales commission, and in 2003, including $156,378 in base salary (reflecting an annual base salary rate of $175,000) and $65,800 in sales commission. Mr. Koeneman joined the Company in April 2003.

(13)	Represents reimbursements of relocation expenses.

Option Grants in Last Fiscal Year

The following table sets forth grants of stock options pursuant to the Company’s 2000 Plan and the 2000 Nonemployee Director Stock Option Plan during the fiscal year ended December 31, 2004 to the named executive officers who are listed in the Summary Compensation Table above:

OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants (2)				Exercise Or Base Price ($/Sh)		Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term (4)
Name	Number Of Securities Underlying Options/SARs Granted(#)		Percent Of Total Options/SARs Granted To Employees In Fiscal Year(3)					5%($)		10%($)
William J. Leighton(5)	8,750 1,250	(6) (7)	1.69 .24	% %	$ $	10.63 10.23	5/25/2014 7/19/2014	$ $	64,481 8,062	$ $	157,770 20,412
Steven B. Kaufman	0		0			N/A	N/A		N/A		N/A
Paul F. Brauneis	0		0			N/A	N/A		N/A		N/A
Paul J. Crann	0		0			N/A	N/A		N/A		N/A
Christopher W. Gunner	0		0			N/A	N/A		N/A		N/A
Chris Koeneman	0		0			N/A	N/A		N/A		N/A

(1)	No stock appreciation rights (“SARs”) were granted by the Company in the fiscal year ended December 31, 2004.

(2)	Stock options were granted under the Company’s 2000 Plan and 2000 Nonemployee Director Stock Option Plan at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise noted, the options have a term of ten years from the date of grant.

(3)	Based on an aggregate of 507,700 options granted by the Company to employees and the 10,000 options granted to Dr. Leighton during the fiscal year ended December 31, 2004.

(4)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company’s Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(5)	Represents stock options granted to Dr. Leighton pursuant to his service as director prior to assuming the position of Chief Executive Officer in November 2004.

(6)	These options vest in four equal annual installments beginning May 26, 2005 and ending May 26, 2008.

(7)	33% of these options vested on the grant date, with the remaining 66% vesting in four equal annual installments beginning on July 20, 2005 and ending July 20, 2008.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase the Company’s Common Stock granted under the Company’s 1997 Stock Incentive Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Plan to the named executive officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2004; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2004; and (iv) the value of such unexercised options at December 31, 2004:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number Of Securities Underlying Unexercised Options At December 31, 2004 (#)		Value Of Unexercised In-The-Money Options At December 31, 2004 ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Leighton	0	$0	416	9,584	$0	$0
Steven B. Kaufman	50,000	$126,160	289,348	0	$411,688	$0
Paul F. Brauneis	0	$0	101,380	36,994	$71,724	$146,236
Paul J. Crann	53,148	$297,147	0	0	$0	$0
Christopher W. Gunner	0	$0	89,349	34,025	$77,746	$18,914
Chris Koeneman	0	$0	41,666	58,334	$208,747	$92,253

(1)	Based on fair market value on the date of exercise. Value realized does not include exercise price or taxes paid.

(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2004, the fiscal year-end (the closing price of $9.05 per share on December 31, 2004 as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2004, including the 1997 Stock Incentive Plan, the 2000 Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,840,267	$10.261	(2)	1,858,618	(3)
Equity compensation not approved by security holders (4)(5)	237,500	$112.30		N/A

Total	3,077,767	$18.13	(2)	1,858,618

(1)	Consists of the 1997 Stock Incentive Plan, the 2000 Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan.

(2)	Excludes the weighted average exercise price for shares to be issued under the 2000 Employee Stock Purchase Plan because the weighted average exercise price cannot be determined. Eligible employees may purchase Common Stock at a price equal to 85% of the lower of the fair market value of the Common Stock (i) at the beginning of the offering period or (ii) at the end of the purchase period, whichever is lower, with the option price at the beginning of the first offering period equal to 85% of the initial public offering price. Participation is limited to 10% of the employees’ eligible compensation, not to exceed $25,000 per calendar year or amounts allowed by the Internal Revenue Code.

(3)	Of these shares, 1,627,826 shares remained available for grant under the 2000 Plan, 100,000 shares remained available for grant under the 2000 Nonemployee Director Stock Option Plan and 130,792 shares remained available for grant under the 2000 Employee Stock Purchase Plan as of December 31, 2004. No further grants may be made under the 1997 Stock Incentive Plan. On January 1 of each year, the aggregate number of shares available for grant under the 2000 Nonemployee Director Stock Option Plan will automatically increase by the number of shares necessary to cause the total number of shares then available for grant to be 100,000 shares. On January 1 of each year, the aggregate number of shares available for grant under the 2000 Employee Stock Purchase Plan will automatically increase by the number of shares necessary to cause the total number of shares then available for grant to be 187,500 shares.

(4)	On August 2, 2000 and December 21, 2000, we issued to a customer warrants to purchase shares of Common Stock outside of the 1997 Stock Incentive Plan, the 2000 Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan (collectively, the “Company Plans”), all of which are approved by the stockholders. Such issuances were not granted pursuant to a formal equity compensation plan approved by the Board of Directors, but instead, each grant was an individual equity compensation arrangement, authorized by the Board of Directors and granted as compensation for goods and services. All such grants were pursuant to similar form warrants. There were a total of two such grants, each with terms of five years from the date of issuance, to purchase a total of 25,000 and 212,500 shares of our Common Stock, respectively. The exercise prices are $124.00 and $110.92 per share, respectively. Both warrants are nonforfeitable and fully exercisable.

(5)	Does not include warrants to purchase 800,000 shares of Common Stock we issued to a strategic partner on January 7, 2004 outside of the Company Plans. These warrants were not granted pursuant to a formal equity compensation plan approved by the Board of Directors, but were instead granted as an individual equity compensation arrangement in connection with the execution of a strategic partnership agreement and authorized by the Board of Directors. The warrant is nonforfeitable, has a term of approximately seven years from the date of issuance and is exercisable after seven years. The right to exercise the warrant may be accelerated if the partner achieves certain performance milestones. The exercise price is $8.03 per share.

Change in Control and Severance Agreements

Our offer letter to Paul F. Brauneis provides that, upon a change in control of Avici, Mr. Brauneis will receive twelve months accelerated vesting of his options. If Mr. Brauneis is terminated without cause or, in connection with a change in control, is terminated or suffers a reduction in responsibility, position or compensation, he also will receive six months accelerated vesting of his options as well as six months continuation of his salary and benefits. Our offer letter to Chris Koeneman provides that, upon a change in control of Avici, Mr. Koeneman will receive accelerated vesting of 50% of all of his remaining unvested options. If Mr. Koeneman is terminated without cause or, if in the event of a change of control, suffers a significant reduction in responsibility, position or compensation, he also will receive six months continuation of his salary and benefits and accelerated vesting of all of his options.

Under our letter agreement dated July 27, 2000 and Separation Agreement dated December 8, 2004 with Mr. Kaufman, Mr. Kaufman is receiving twelve months continuation of his base salary of $315,034 and benefits following November 15, 2004, the date his employment with the Company ended, as well as an extension through such twelve month period during which he may exercise vested options.

Stock Performance Graph

The following graph shows the fifty-three-month cumulative total stockholder return on the Company’s Common Stock during the period from July 28, 2000 (the date of the Company’s initial public offering) through December 31, 2004, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on July 28, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*

AMONG AVICI SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

C.	The Index level for all series was set to 100.0 on July 28, 2000.

(1)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Center for Research in Security Prices, Chicago, Illinois, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to serve as auditors for the fiscal year ending December 31, 2005. Ernst & Young LLP performed the annual audit for the Company for 2002, 2003, and 2004. A member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company’s independent auditors is not required under Delaware law or under the Company’s Fourth Restated Certificate of Incorporation or its Amended and Restated By-Laws. If our stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ending December 31, 2005, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current fiscal year or for future fiscal years. The section Report of the Audit Committee on page 14 of this Proxy Statement sets forth information regarding services performed by, and fees paid to, Ernst & Young LLP during the fiscal year ended December 31, 2004.

The Board of Directors recommends a vote “FOR” ratification of this selection.

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee receiving the highest number of affirmative votes of the shares present or represented and voting on the election of the directors at the Annual Meeting will be elected as the Class II Director for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee, such stockholder’s shares will not be counted toward such nominee’s achievement of a plurality.

Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval provided a quorum is represented. Abstentions are included in the number of shares present or represented and voting on each matter, but are not considered voted for or against such matter. Accordingly, neither abstentions nor broker “non-votes” are considered voted for or against the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2006 Annual Meeting of Stockholders pursuant to SEC Rule 14a–8 must be received at the Company’s principal executive offices not later than December 23, 2005. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Company’s Amended and Restated By-Laws, to the Secretary of the Company. To be timely, a stockholder’s notice containing the information required by the Company’s Amended and Restated By-Laws must be delivered to the Secretary at the principal executive offices of the Company at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after the Company makes the first public announcement of the date of such meeting. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The estimated cost of soliciting proxies is not expected to exceed $5,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2004 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2004.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended December 31, 2004, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, ADP Investor Communication Services has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Avici Systems Inc. will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862, Attention: Investor Relations, or calls Investor Relations, at 978-964-2000, with such a request.

You can also notify ADP that you would like to receive separate copies of Avici System Inc.’s Annual Report and Proxy Statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed postage-prepaid envelope. If your household has received multiple copies of Avici System Inc.’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling ADP directly.

ADDITIONAL INFORMATION

The Company’s Annual Report does not include all Exhibits to the Form 10-K filed with the SEC. These Exhibits, along with additional copies of our Form 10-K, are available from us without charge upon request. Please contact: Inna Vyadro, Director of Investor Relations, at Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862 or ivyadro@avici.com.

AVICI SYSTEMS INC.

Annual Meeting of Stockholders to be held on May 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Peter C. Anastos and Paul F. Brauneis and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Avici Systems Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 25, 2005, at 9:00 a.m. local time, at the offices of Choate, Hall & Stewart LLP, 53 State Street, Boston, Massachusetts 02109, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 22, 2005, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the director and the ratification of the selection of independent accountants.

SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND FOR THE PROPOSAL IN ITEM 2 .	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

					FOR	AGAINST	ABSTAIN
1.	Director Proposal - To elect one member to the Board of Directors to serve for a three-year term as a Class II Director:		2.	Director Proposal - To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year ending December 31, 2005.	☐	☐	☐

	FOR the nominee listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for nominee listed	3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

	☐	☐

NOMINEE:            01 Richard Liebhaber

YES
I/We will attend the meeting.	☐
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature	Signature	Date

Please sign exactly as name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the days prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/avci		Telephone 1-866-540-5760		Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.